Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES SECOND QUARTER RESULTS
Second Quarter Revenue of $68.4 million
playAWARDS Purchases Up 26% YoY with Retail Value of Purchases Up 37% YoY
Las Vegas, Nevada – August 9, 2022 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), the developer of the playAWARDS loyalty platform and an award-winning developer of free-to-play mobile and social games, today announced financial results for the second quarter ended June 30, 2022.
Second Quarter Financial Highlights
•Revenue was $68.4 million during the second quarter of 2022, compared to $70.8 million during the second quarter of 2021.
•Net income was $5.5 million during the second quarter of 2022, compared to net loss of $7.0 million during the second quarter of 2021.
•AEBITDA, a non-GAAP financial measure defined below, was $7.3 million during the second quarter of 2022, compared to $3.4 million during the second quarter of 2021.
Andrew Pascal, Chief Executive Officer of PLAYSTUDIOS, commented, “The mobile games industry is experiencing its first period of contraction, as the overall economic backdrop has impacted consumer confidence and behavior. In our view, the companies with strong balance sheets, enduring franchises, and distinct competitive advantages will overcome the uncertainty and position themselves for a strong recovery. In our case, the evolution of our playAWARDS model, our investments in existing and new games like TETRIS, and our disciplined approach to strategic M&A, will enable us to further demonstrate the truly unique characteristics of our model.” He further added, “As pioneers of rewarded play, we’ve amassed the richest collection of benefits and rewards in all of gaming. The engagement rates and scale of our loyalty program demonstrates what’s possible when you publish games people love and reward them with real-world benefits they want.”
He continued, “In this period of uncertainty, we remain intensely focused on 3 key objectives. The first, is to scale our audience by enhancing our existing franchises and adding new games to our portfolio. Our acquisition of the Tetris license and its millions of organically generated installs is illustrative of our strategy. The second, is to enrich the capabilities and breadth of our rewards offerings. Our recent announcement of our playBLOCKS venture, and our intention to tokenize our loyalty program aligns with this objective. And the third is to improve both our development capacity and overall operating efficiency, with a longer-term view towards margin growth. Our growing presence in Hanoi and Belgrade, which combined now consist of nearly 300 employees and represent over 40% of our development capacity, are clear indications of our commitment and focus.”
He concluded with, “Despite the recent market headwinds, we are confident that the efforts we have made and are making will continue to advance our platform and further our position as leaders in rewarded play.”
Recent Business Highlights
•Established and executed upon the initial steps in our Web3.0 vision. We recently announced the formation of our blockchain division, playBLOCKS, that will partner with our studios and eventually third parties, to advance our loyalty program by enabling players to gift and sell rewards. Along with amassing an internal team focused on the opportunity, we announced a relationship with Forte, a seed investment in Kryptomon and our acquisition of WonderBlocks to advance this opportunity.
•Expanded our collection of playAWARDS loyalty partners to over 100 with the addition of Sonic, Famous Dave’s and Papa Gino’s. Our industry leading loyalty platform now offers players over 500 distinct rewards.

•Launched Clubhouse allowing myVEGAS Slots players to converse, collaborate and complete missions with the goal of unlocking exclusive chip rewards.
•Reintroduced the Summer of Slots with a six stop, coast-to-coast tour of North America made up of parties featuring games, giveaways and food and drink available to players through the PLAYSTUDIOS Rewards Store.
•Continued to scale its studios in Vietnam and Serbia, which now account for nearly 40% of our total development capacity.
•Continued to optimized the classic version of Tetris to incorporate our playAWARDS program and furthered the development our new take on the Tetris game.
Outlook
The Company is updating its expectation for full-year 2022 revenue to be in the range of $270.0 million to $285.0 million. In addition, the full-year AEBITDA is now expected to be in the range of $30.0 million to $35.0 million.
We have not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, myVEGAS Bingo, and MGM Slots Live. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. Average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.
Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenues from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenues.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income (Loss) to AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and in other filings we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
Amy Rossetti
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$68,353	$70,822	$138,804	$144,919
Operating expenses:
Cost of revenue(1)	20,921	23,032	41,954	47,520
Selling and marketing	19,547	24,187	40,087	41,187
Research and development	14,470	17,296	31,451	32,042
General and administrative	9,208	12,378	18,899	16,601
Depreciation and amortization	8,288	6,898	16,682	12,932
Restructuring and related	1,517	20	10,172	76
Total operating costs and expenses	73,951	83,811	159,245	150,358
Income (loss) from operations	(5,598)	(12,989)	(20,441)	(5,439)
Other income (expense), net:
Change in fair value of warrant liabilities	(821)	110	(3,537)	110
Interest expense, net	212	(107)	207	(149)
Other income (expense), net	(548)	113	(361)	(129)
Total other income (expense), net	(1,157)	116	(3,691)	(168)
Income before income taxes	(6,755)	(12,873)	(24,132)	(5,607)
Income tax benefit (expense)	12,258	5,838	4,423	4,490
Net income (loss)	$5,503	$(7,035)	$(19,709)	$(1,117)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.04	$(0.07)	$(0.16)	$(0.01)
Diluted	$0.04	$(0.07)	$(0.16)	$(0.01)
Weighted average shares of common stock outstanding:
Basic	127,187	99,297	126,765	97,251
Diluted	146,197	99,297	126,765	97,251
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$220,638	$213,502
Receivables	18,483	20,693
Prepaid expenses	2,092	5,059
Income tax receivable	1,805	2,117
Other current assets	986	413
Total current assets	244,004	241,784
Property and equipment, net	8,331	5,289
Internal-use software, net	35,385	43,267
Goodwill	5,059	5,059
Intangibles, net	15,382	18,755
Deferred income taxes	11,111	6,282
Other long-term assets	13,387	14,408
Total non-current assets	88,655	93,060
Total assets	$332,659	$334,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	6,524	7,793
Warrant liabilities	8,266	6,521
Accrued liabilities	19,973	15,599
Total current liabilities	34,763	29,913
Other long-term liabilities	2,306	1,464
Total liabilities	$37,069	$31,377
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 111,883 and 110,066 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,130 shares issued and outstanding as of June 30, 2022 and December 31, 2021.	2	2
Additional paid-in capital	280,756	268,522
Retained earnings	14,830	34,539
Accumulated other comprehensive income	(9)	393
Total stockholders’ equity	295,590	303,467
Total liabilities and stockholders’ equity	$332,659	$334,844

PLAYSTUDIOS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenues, to net income (loss) and net income (loss) margin, the most directly comparable GAAP measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$5,503	$(7,035)	$(19,709)	$(1,117)
Depreciation & amortization	8,288	6,898	16,682	12,932
Income tax (benefit) expense	(12,258)	(5,838)	(4,423)	(4,490)
Stock-based compensation expense	3,141	1,946	10,009	2,846
Change in fair value of warrant liability	821	(110)	3,537	(110)
Special infrequent(1)	—	7,500	—	7,500
Restructuring and related(2)	1,517	20	10,172	76
Other	336	(5)	154	279
AEBITDA	7,348	3,376	16,422	17,916

GAAP revenue	68,353	70,822	138,804	144,919

Margin as a % of revenue
Net income (loss) margin	8.1%	(9.9)%	(14.2)%	(0.8)%
AEBITDA margin	10.7%	4.8%	11.8%	12.4%

(1)Amounts reported during the three and six months ended June 30, 2021 consist of a transaction bonus and a charitable contribution per the terms of the merger agreement related to our business combination with Acies Acquisition Corp.
(2)Amounts reported during the three and six months ended June 30, 2022 and 2021 consist of severance-related costs and amounts reported during the three and six months ended June 30, 2022 consist of (i) non-cash impairment charge related to the suspension of Kingdom Boss development, (ii) fees related to potential mergers and acquisitions, and (iii) fees related to the Tender Offer for the Warrants.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Average DAU	1,469	1,253	216	17.2%	1,512	1,256	256	20.4%
Average MAU	6,634	4,297	2,337	54.4%	6,266	4,017	2,249	56.0%
Average DPU	29	34	(5)	(14.7)%	30	35	(5)	(14.3)%
Average Daily Payer Conversion	2.0%	2.7%	(0.7)%	(25.9)%	2.0%	2.8%	(0.8)%	(28.6)%
ARPDAU (in dollars)	$0.51	$0.62	$(0.11)	(17.7)%	$0.50	$0.64	$(0.14)	(21.9)%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS PLATFORM METRICS
(Unaudited and in thousands, except available rewards)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Available Rewards (in units)	532	466	66	14.2%	532	466	66	14.2%
Purchases (in units)	567	534	33	6.2%	1,159	918	241	26.3%
Retail Value of Purchases (in dollars)	$32,478	$29,541	$2,937	9.9%	$66,182	$48,233	$17,949	37.2%